     As filed with the Securities and Exchange Commission on July 24, 1997 Registration No. 333-31979
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1


                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                           USA WASTE SERVICES, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                4953                     73-1309529
(State or other jurisdiction          (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)     Classification Code Number)     Identification No.)

                           USA WASTE SERVICES, INC.
                            1001 FANNIN, SUITE 4000
                             HOUSTON, TEXAS  77002
                                (713) 512-6200
          (Name, Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                              GREGORY T. SANGALIS
                           USA WASTE SERVICES, INC.
                            1001 FANNIN, SUITE 4000
                             HOUSTON, TEXAS  77002
                                (713) 512-6200
          (Name, Address, including zip code, and telephone number,
                  including area code, of agent for service)


                                  COPIES TO:

    THOMAS J. MURPHY, P.C.                              OSCAR D. FOLGER
    McDERMOTT, WILL & EMERY                             521 5TH AVENUE
    227 WEST MONROE STREET                              24TH FLOOR
 CHICAGO, ILLINOIS  60606-5096                     NEW YORK, NEW YORK 10175
        (312) 372-2000                                  (212) 697-6464

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the merger (the "Merger") of Riviera Acquisition Corporation ("Acquisition") with and into United Waste Systems, Inc. ("United") pursuant to the Agreement and Plan of Merger dated as of April 13, 1997, among USA Waste Services, Inc., Acquisition and United, described in the enclosed Joint Proxy Statement and Prospectus.

  If the securities being registered on the Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. USA Waste's Restated Certificate of Incorporation provides that USA Waste's directors are not liable to USA Waste or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to a corporation the power to indemnify each of its officers and directors against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of such corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of USA Waste provide for indemnification of each officer and director of USA Waste to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. USA Waste has purchased and maintains a directors' and officers' liability policy for such purposes.

     USA Waste has entered into Indemnification Agreements with each of its directors and executive officers. Such Indemnification Agreements provide that such persons (the "Indemnitees") will be indemnified and held harmless from all expenses, including (without limitation) reasonable fees and expenses of counsel, and all liabilities, including (without limitation) the amount of any judgments, fines, penalties, excise taxes and amounts paid in settlement, actually incurred by an Indemnitee with respect to any threatened, pending or completed claim, action (including any action by or in the right of USA Waste), suit or proceeding (whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which such Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that such Indemnitee is or was a director, officer, agent or fiduciary of USA Waste or serving at the request of USA Waste as a director, officer, employee, fiduciary or representative of another enterprise. Such Indemnification Agreements also provide that USA Waste, if requested to do so by an Indemnitee, will advance to such Indemnitee, prior to final disposition of any proceeding, the expenses actually incurred by the Indemnitee subject to the obligation of the Indemnitee to refund if it is ultimately determined that such Indemnitee was not entitled to indemnification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits:


2.1   -   Agreement and Plan of Merger, dated as of April 13, 1997, by and among
          USA Waste, Acquisition and United [Incorporated by reference to
          Exhibit 2 of USA Waste's Current Report on Form 8-K dated
          April 17, 1997].

5.1   -   Opinion of McDermott, Will & Emery.*

8.1   -   Opinion of McDermott, Will & Emery regarding certain tax matters.*

8.2   -   Opinion of Wachtell, Lipton, Rosen & Katz regarding certain tax matters.*

23.1  -   Consent of McDermott, Will & Emery [included in Exhibit 5.1 and
          Exhibit 8.1].

23.2  -   Consent of Wachtell, Lipton, Rosen & Katz [included in Exhibit 8.2].

23.3  -   Consent of Coopers & Lybrand L.L.P.*

23.4  -   Consent of Ernst & Young LLP.*

23.5  -   Consent of DLJ.*

23.6  -   Consent of Goldman Sachs & Co.*

24.1  -   Powers of Attorney.*

99.1  -   Opinion of Donaldson, Lufkin & Jenrette Securities Corporation
          [attached as Appendix B to Joint Proxy Statement and Prospectus].

99.2  -   Opinion of Goldman, Sachs & Co. [attached as Appendix C to Joint Proxy
          Statement and Prospectus].

99.3  -   Form of USA Waste Proxy Card.*

99.4  -   Form of United Proxy Card.*

99.5  -   Consent of Prospective Director.*

99.6  -   Consent of Prospective Director.*

99.7  -   Consent of Coopers & Lybrand L.L.P. [filed herewith].
--------------
* Previously filed.


(b)   Financial Statement Schedules:

      All schedules have been omitted either as inapplicable or because the required information is included in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     (a)  USA Waste hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) USA Waste hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of USA Waste's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), USA Waste hereby undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) USA Waste hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of USA Waste pursuant to the foregoing provisions, or otherwise, USA Waste has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by USA Waste for expenses incurred or paid by a director, officer or controlling person of USA Waste in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USA Waste will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) USA Waste hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) USA Waste hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, USA WASTE CERTIFIES THAT IS HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4, AND HAS DULY CAUSED THIS AMENDMENT
TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON JULY 24, 1997.

                                       USA WASTE SERVICES, INC.


                                       By:   /s/ JOHN E. DRURY*
                                           -----------------------------------
                                           John E. Drury,
                                           Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of USA Waste Services, Inc. and in the capacities and on the date indicated.

          Signature                         Title                       Date
          ---------                         -----                       ----
/s/ JOHN E. DRURY*                Chief Executive Officer and       July 24, 1997
------------------------------      Chairman of the Board
John E. Drury                    (Principal Executive Officer)


/s/ RODNEY R. PROTO*              President, Chief Operating        July 24, 1997
------------------------------       Officer and Director
Rodney R. Proto  and Director


/s/ DONALD F. MOOREHEAD, JR.*     Chief Development Officer and     July 24, 1997
------------------------------
Donald F. Moorehead, Jr.  Director


/s/ EARL E. DEFRATES*             Executive Vice President and      July 24, 1997
------------------------------      Chief Financial Officer
Earl E. DeFrates                 (Principal Financial Officer)


/s/ BRUCE E. SNYDER*                 Vice President and           July 24, 1997
------------------------------    Chief Accounting Officer
Bruce E. Snyder


/s/ KOSTI SHIRVANIAN*             Director                        July 24, 1997
------------------------------
Kosti Shirvanian


/s/ DAVID SUTHERLAND-YOEST*       Director                        July 24, 1997
------------------------------
David Sutherland-Yoest


/s/ RICHARD J. HECKMANN*          Director                        July 24, 1997
------------------------------
Richard J. Heckman


/s/ WILLIAM E. MOFFETT*           Director                        July 24, 1997
------------------------------
William E. Moffett


/s/ ALEXANDER W. RANGOS*          Director                        July 24, 1997
------------------------------
Alexander W. Rangos


/s/ JOHN G. RANGOS, SR.*          Director                        July 24, 1997
------------------------------
John G. Rangos, Sr.


/s/ SAVEY TUFENKIAN*              Director                        July 24, 1997
------------------------------
Savey Tufenkian


/s/ LARRY J. MARTIN*              Director                        July 24, 1997
------------------------------
Larry J. Martin


/s/ RALPH F. COX*                 Director                        July 24, 1997
------------------------------
Ralph F. Cox


*By:   /s/ Gregory T. Sangalis
    ---------------------------
    As Attorney-in-Fact
    Power of Attorney

                               INDEX TO EXHIBITS


99.7  -   Consent of Coopers and Lybrand L.L.P.